UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Telomir Demonstrates Telomir-1 Reverses Epigenetic Gene Silencing of STAT1, Restoring Tumor Suppressor in Human Prostate Cancer Cells, Outperforming Chemotherapy and Rapamycin

New data shows Telomir-1 fully reverses STAT1 gene silencing by DNA methylation—a key immune regulator suppressed in cancer—delivering stronger epigenetic effects than Paclitaxel or Rapamycin in aggressive PC3 tumor models.

On July 17, 2025, Telomir Pharmaceuticals, Inc. (NASDAQ:TELO) reported new preclinical results evaluating the effects of its lead candidate, Telomir-1, in a murine xenograft model using PC3 human prostate cancer cells. The data demonstrated that Telomir-1 reversed epigenetic silencing by DNA methylation of the STAT1 gene, a tumor suppressor and immune response regulator, in a dose-dependent manner.

STAT1 is frequently silenced in advanced cancers via promoter hypermethylation, disrupting immune detection and apoptotic pathways. In this study, Telomir-1 administered orally daily for 21 days resulted in full reversal of STAT1 hypermethylation in tumor tissue. No such reversal was observed in the Paclitaxel (PTX) group, and only partial demethylation was observed with Rapamycin

In addition to STAT1, Telomir-1 also reduced hypermethylation of TMS1 (also known as ASC or PYCARD), a pro-apoptotic tumor suppressor commonly silenced in prostate cancer. While PTX and Rapamycin showed comparable or greater effects on TMS1 methylation, Telomir-1 is unique in its ability to modulate both STAT1 and TMS1—two genes that together regulate immune response and apoptosis.

Importantly, TMS1 also plays a central role in inflammasome activation, which not only contributes to tumor cell death but also supports the immune system’s ability to detect and clear abnormal cells. When TMS1 is hypermethylated, this immune signaling pathway is disrupted—reducing caspase-1 activation and inflammatory cytokine release. This can impair immune surveillance and allow cancer cells to persist undetected. By reducing TMS1 hypermethylation, Telomir-1 may help restore immune recognition and enhance the tumor’s sensitivity to both chemotherapy and immunotherapy.

Telomere length analysis in PC3 tumor tissue showed no measurable elongation following Telomir-1 administration. This finding is relevant given concerns that telomere-targeting compounds may promote tumor progression through telomere extension in malignant cells. In contrast, Telomir-1 demonstrated selective activity without altering telomere length in this model.

Telomir is conducting ongoing research to evaluate Telomir-1 across multiple therapeutic areas, including oncology, Wilson’s disease, age-related macular degeneration (AMD), autism spectrum disorder, and dysphonia. The company is continuing preclinical development across these programs and plans to announce its initial IND indication at a future date.

“We remain encouraged by the preclinical data and continue to explore Telomir-1’s potential across several disease areas. Our team is committed to advancing this program thoughtfully and strategically as we move toward clinical development,” said Erez Aminov, CEO of Telomir.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Dated: July 17, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer